UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 20, 2023
CROCS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

13601 Via Varra		80020
Broomfield,	Colorado
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	CROX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.45) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2023, Tracy Gardner notified the Board of Directors (the “Board”) of Crocs, Inc. (the “Company”) of her resignation as a member of the Board for personal reasons, effective immediately. Ms. Gardner’s decision to resign was not a result of any disagreement with the Company on any matter related to the Company’s operations, policies, or practices.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 20, 2023, the Company held its 2023 annual meeting of stockholders (the “Annual Meeting”) as a virtual meeting online via live audio webcast. The results of the matters submitted to a vote of the stockholders at the Annual Meeting were as follows:

(a) The nominees for election as Class III directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified, were elected based on the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas J. Smach	43,510,003	3,490,056	5,162,775
Beth J. Kaplan	45,452,086	1,547,973	5,162,775

(b) The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2023 was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining
51,645,261	484,588	32,985

(c) The proposal regarding the advisory vote to approve the compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
45,369,559	1,571,430	59,070	5,162,775

(d) A frequency of every year for future advisory votes to approve the compensation of the Company’s named executive officers was approved based on the following votes:

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Votes Abstaining	Broker Non-Votes
46,090,263	24,371	816,390	69,035	5,162,775

As indicated above, over 98% of the votes cast by stockholders were voted, on an advisory basis, in favor of holding an advisory vote to approve the compensation of the Company’s named executive officers every year, which was the voting frequency option that received the highest number of votes cast. In light of these results, the Board has determined to hold an advisory vote to approve the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: June 21, 2023	By:	/s/ Daniel P. Hart
Daniel P. Hart
Executive Vice President, Chief Legal and Risk Officer